Exhibit 99.3
Demand Media, Inc.
Unaudited Pro Forma Combined Financial Statements
Introduction
Demand Media, Inc., together with its consolidated subsidiaries (the “Company”) is a Delaware corporation headquartered in Santa Monica, California. The Company's business is focused on an Internet-based model for the professional creation of content at scale, and is comprised of two distinct and complementary service offerings, Content & Media and Registrar.
On August 5, 2011, the Company acquired 100% of the issued and outstanding membership interests (including 100% of the capital and profits) (the "Units") of RSS Graffiti, LLC, a Delaware limited liability company ("RSS Graffiti"), pursuant to a Securities Purchase Agreement, dated as of August 5, 2011 (the "RSS Securities Purchase Agreement"). The purchase price consisted of approximately $12.8 million in cash which is subject to a working capital adjustment and 390,311 shares of common stock, par value $0.0001, of the Company.  The other terms of the acquisition are set forth in the RSS Securities Purchase Agreement, which was filed by the Company on the Current Report on Form 8-K dated August 9, 2011.
 On August 8, 2011, the Company acquired 100% of the issued and outstanding shares of common stock (the "Shares") of IndieClick Media Group, Inc., a California corporation ("IndieClick"), pursuant to a Stock Purchase Agreement, dated as of August 8, 2011 (the "IndieClick Stock Purchase Agreement").  The purchase price primarily consisted of approximately $14 million in cash which is subject to a working capital adjustment.  The other terms of the acquisition are set forth in the IndieClick Stock Purchase Agreement, which was filed by the Company on the Current Report on Form 8-K dated August 9, 2011.

The accompanying unaudited pro forma combined financial statements give effect to the Company's acquisition of RSS Graffiti and IndieClick in transactions accounted for as business combinations. The pro forma combined statements of operations for the six months ended June 30, 2011 and year ended December 31, 2010 combine the results of the Company, RSS Grafitti and IndieClick for those periods and assume that the acquisitions occurred on January 1, 2010. The unaudited pro forma combined balance sheet as of June 30, 2011 combines the condensed balance sheets of the Company, RSS Grafitti and IndieClick as of that date and is presented as if the acquisitions occurred on that date
The unaudited pro forma adjustments to reflect the purchase price allocation are based upon preliminary information, which may be revised as additional information becomes available. The preliminary pro forma allocation of the purchase price is based on information currently available and therefore could be materially impacted upon the finalization of the fair value assessments of assets acquired and liabilities assumed and changes in working capital of the acquired companies. The Company expects the finalization of such fair value assessment and allocation of purchase price as soon as practicable. The unaudited pro forma combined financial statements do not include any pro forma adjustments relating to costs of integration that the combined companies may incur as such adjustments would be forward-looking.
The pro forma combined financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisitions, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of operations. The detailed assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma condensed combined financial statements, and such assumptions should be reviewed in their entirety.

The notes to the unaudited pro forma combined financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma combined financial statements. The accompanying unaudited pro forma combined financial statements have been compiled from historical data and other information as described herein and should be read for comparison purposes only. These pro forma results do not purport to represent what the Company's financial statements actually would have been had the transactions occurred on the dates indicated herein, or project the Company's performance for any future periods.
The accompanying unaudited pro forma combined financial statements should be read in conjunction with:

•
the historical financial statements and notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the period ended June 30, 2011;

•
the historical financial statements and notes thereto of RSS Graffiti for the period from inception to December 31, 2009, the year ended ended December 31, 2010 and the interim periods ended June 30, 2011 and 2010 included in Exhibit 99.1 to this Current Report on Form 8-K/A; and

•
the historical financial statements and notes thereto of IndieClick for the year ended December 31, 2010 and the interim periods ended June 30, 2011 and 2010 included in Exhibit 99.2 to this Current Report on Form 8-K/A.

Demand Media, Inc. and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet at June 30, 2011

(In thousands, except per share amounts)

	Demand Media	RSS Graffiti	IndieClick	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$103,602	$447	$134	$(26,753)	(a)	$77,430
Accounts receivable	30,456	224	672	(17)	(d)	31,335
Prepaid expenses and other current assets	7,008	81	7	—		7,096
Deferred registration costs	47,504	—	—	—		47,504
Total current assets	188,570	752	813	(26,770)		163,365
Deferred registration costs, less current portion	8,806	—	—	—		8,806
Deferred tax assets	1,671	—	23	—		1,694
Property and equipment, net	35,134	24	230	—		35,388
Intangible assets, net	114,848	363	—	5,696	(c)	120,907
Goodwill	227,849	282	—	25,606	(c)	253,737
Other assets	2,170	6	17	—		2,193
Total assets	$579,048	$1,427	$1,083	$4,532		$586,090
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$7,787	$—	$522	$(17)	(d)	$8,292
Accrued expenses and other current liabilities	27,124	634	2,138	(183)	(e)	29,713
Deferred tax liabilities	17,791	—	—	—		17,791
Deferred revenue	67,125	—	12	—		67,137
Total current liabilities	119,827	634	2,672	(200)		122,933
Deferred revenue, less current portion	14,306	—	—	—		14,306
Other liabilities	976	—	138	—		1,114
Total liabilities	135,109	634	2,810	(200)		138,353
Commitments and contingencies
Stockholders’ equity (deficit)
Common stock / partner equity	9	418	10	(427)	(b)	10
Additional paid-in capital	504,030	—	—	3,614	(a)	507,644
Accumulated other comprehensive income	100	—	—	—		100
Accumulated deficit	(60,200)	375	(1,737)	1,545	(b), (e)	(60,017)
Total stockholders’ equity (deficit)	443,939	793	(1,727)	4,732		447,737
Total liabilities and stockholders’ equity (deficit)	$579,048	$1,427	$1,083	$4,532		$586,090

See Notes to Unaudited Pro Forma Combined Financial Statements

Demand Media, Inc. and Subsidiaries

Unaudited Pro Forma Combined Statements of Operations

For The Six Months Ended June 30, 2011
(In thousands, except per share amounts)

	Demand Media	RSS Graffiti	IndieClick	Pro Forma Adjustments		Pro Forma Combined
Revenue	$158,978	$818	$2,397	$(117)	(f)	$162,076
Operating expenses
Service costs (exclusive of amortization of intangible assets shown separately below)	75,523	1,088	1,189	(117)	(f)	77,683
Sales, product development, general and administrative	68,573	279	1,584	(155)	(h)	70,281
Amortization of intangible assets	19,953	15	—	674	(g)	20,642
Total operating expenses	164,049	1,382	2,773	402		168,606
Loss from operations	(5,071)	(564)	(376)	(519)		(6,530)
Other income (expense)
Interest income	47	3	—	—		50
Interest expense	(325)	—	(17)	—		(342)
Other income (expense), net	(259)	—	—	—		(259)
Total other expense	(537)	3	(17)	—		(551)
Loss before income taxes	(5,608)	(561)	(393)	(519)		(7,081)
Income tax expense	(2,345)	—	(5)			(2,350)
Net loss	(7,953)	(561)	(398)	(519)		(9,431)
Cumulative preferred stock dividends	(2,477)	—	—	—		(2,477)
Net loss attributable to common stockholders	$(10,430)	$(561)	$(398)	$(519)		$(11,908)
Net loss per share:
Basic and diluted	$(0.14)					$(0.16)
Weighted average number of shares	73,477			390	(i)	73,867

See Notes to Unaudited Pro Forma Combined Financial Statements

Demand Media, Inc. and Subsidiaries

Unaudited Pro Forma Combined Statements of Operations

For The Year Ended December 31, 2010
(In thousands, except per share amounts)

(In thousands)	Demand Media	RSS Graffiti	IndieClick	Pro Forma Adjustments		Pro Forma Combined
Revenue	$252,936	$3,693	$4,587	$—		$261,216
Operating expenses
Service costs (exclusive of amortization of intangible assets shown separately below)	131,332	2,065	2,222	—		135,619
Sales, product development, general and administrative	88,333	602	2,857	—		91,792
Amortization of intangible assets	33,750	—	—	1,374	(g)	35,124
Total operating expenses	253,415	2,667	5,079	1,374		262,535
Income (loss) from operations	(479)	1,026	(492)	(1,374)		(1,319)
Other income (expense)
Interest income	25	3	—			28
Interest expense	(688)	—	(33)	—		(721)
Other income (expense), net	(286)	—	—	—		(286)
Total other expense	(949)	3	(33)	—		(979)
Loss before income taxes	(1,428)	1,029	(525)	(1,374)		(2,298)
Income tax expense	(3,897)	—	(6)			(3,903)
Net loss	(5,325)	1,029	(531)	(1,374)		(6,201)
Cumulative preferred stock dividends	(33,251)	—				(33,251)
Net loss attributable to common stockholders	$(38,576)	$1,029	$(531)	$(1,374)		$(39,452)
Net loss per share:
Basic and diluted	$(2.86)					$(2.84)
Weighted average number of shares	13,508			390	(i)	13,898

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Demand Media, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Combined Financial Statements

Note 1. Basis of Presentation
The accompanying unaudited pro forma combined financial statements are derived from the historical consolidated results of operations of Demand Media, Inc. (the “Company”), RSS Graffiti, LLC ("RSS Graffiti") and IndieClick Media Group, Inc. ("IndieClick"). The unaudited pro forma combined statements of operations assume that the acquisitions occurred on January 1, 2010. The unaudited pro forma combined balance sheet assumes the acquisitions occurred on June 30, 2011.
Note 2. Purchase Price Allocation
The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of RSS Graffiti and IndieClick at June 30, 2011, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition dates. Assuming the transactions had occurred on June 30, 2011, the preliminary allocation would have been as follows:

(In thousands)	RSS Graffiti	IndieClick
Assets acquired:
Cash and cash equivalents	$447	$134
Accounts receivable	224	679
Prepaid expenses and other assets	87	17
Property and equipment	24	230
Intangible assets	2,880	3,179
Goodwill	13,340	12,548
Total assets	17,002	16,787
Liabilities assumed	(634)	(2,787)

Preliminary purchase price	$16,368	$14,000

     The RSS Graffiti purchase price of $16.4 million consists of cash consideration of $12.8 million and shares of common stock valued at $3.6 million based upon the closing price of Company's common stock on the date of the acquisition. A portion of the cash purchase price was held back by the Company towards satisfaction of post-closing indemnification obligations and/or post-closing working capital adjustments based on the balance sheet as of the acquisition date.  Any remaining portion of the holdback amount that is not subject to then pending claims will be paid on the 12-month anniversary of the acquisition date. The purchase price presented above is based on the working capital as of June 30, 2011 and accordingly, excludes the impact of the working capital adjustment mechanism which, based on the estimated working capital at the date of the transaction is expected to result in a decrease to the aggregate purchase price of less than $0.1 million.

The IndieClick purchase price of $14.0 million consists of cash consideration. Of the $14.0 million of cash consideration, $1.4 million was subject to a hold back towards satisfaction of post-closing indemnification obligations and/or post-closing working capital adjustments. Any remaining portion of such holdback amount that is not subject to then pending claims will be paid to the selling shareholders on the 18-month anniversary of the closing of the transaction. The purchase price presented above is based on the working capital as of June 30, 2011 and, accordingly excludes the impact of the working capital adjustment mechanism which, based on the working capital at the date of the acquisition is expected to result in a reduction in the aggregate purchase price of approximately $1.0 million.
Note 3. Pro Forma Assumptions and Adjustments

The pro forma combined statements of income have been prepared to reflect the acquisition of RSS-Graffiti and IndieClick by the Company for an aggregate purchase price of $30.4 million. Pro forma adjustments are made to reflect the following:

Balance Sheet

a.
To reflect the payment of the cash portion of purchase price of RSS Graffiti and IndieClick of $12.8 million and $14.0 million, respectively, excluding the impact of the working capital adjustment mechanism in each transaction, and the issuance of 390,311 shares of common stock with a value of $3.6 million at the date of the acquisition.

b.	To eliminate the shareholders' and members' equity accounts of RSS Graffiti and IndieClick and record par value of common stock issued in the acquisition.

c.
To eliminate the historical goodwill and intangible assets of RSS Graffiti of $0.3 million and $0.4 million, respectively, and to record the goodwill and intangible assets subject to amortization of $13.3 million and $2.9 million, respectively, for the acquisition of RSS Graffiti and $12.5 million and $3.2 million, respectively, for the acquisition of IndieClick.

d.	To reflect a less than $0.1 million adjustment to accounts payable and accounts receivable to eliminate intercompany balances between the Company and RSS Graffiti.

e.	To reflect the accrual and adjustment to retained earnings of $0.2 million for estimated non-recurring costs directly attributable to the acquisitions incurred subsequent to June 30, 2011.

Statement of Operations

f.
To eliminate the revenues and cost of sales between RSS Graffiti and the Company of $0.1 million for the six months ended June 30, 2011. There were no intercompany transactions between the Company and RSS Graffiti during the year ended December 31, 2010.

g.
To record the difference in amortization of preliminary fair value amounts allocated to intangible assets on a straight-line basis over estimated useful lives, net of historical amortization of acquired companies:

(In thousands)	Intangible Assets	Estimated Useful Life (years)	Pro forma amortization for the year ended December 31, 2010	Pro forma amortization for the six months ended June 30, 2011
IndieClick:
Customer relationships	$2,008	7	$287	$144
Trade name	250	10	25	13
Technology	635	3	212	106
Non-compete agreements	286	2	143	72
	3,179		667	335

RSS Graffiti:
Customer relationships	228	5	46	23
Trade name	12	10	1	1
Technology	2,640	4	660	330
	$2,880		707	354
Less amortization related to RSS Graffiti's's pre-existing intangible assets			—	15

Pro forma adjustment			$1,374	$674

h.
To eliminate acquisition costs relating to the acquisitions of $0.2 million that had been expensed during the six months ended June 30, 2011. These costs have been excluded from the pro forma combined income statement because they are non-recurring costs directly attributable to the transaction.

i.	To reflect the 390,311 shares issued for the acquisition of RSS-Graffiti as if they had been issued as of January 1, 2010.

      The unaudited pro forma combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 do not include the effect of a reduction in interest income related to the payment of the cash purchase price as the amount is not material.